Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-174614 on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Monster Beverage Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting dated March 2, 2015, appearing in the Annual Report on Form 10-K of Monster Beverage Corporation for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 12, 2015